EXHIBIT 10.2

FIRST AMENDMENT AND WAIVER TO

CREDIT AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT

This First Amendment and Waiver to Credit Agreement and Second Amendment to Security Agreement (the “Amendment and Waiver”) is made as of the 6th day of June, 2005 by and among

SAKS INCORPORATED., a corporation organized under the laws of the State of Tennessee, having a place of business at 750 Lakeshore Parkway, Birmingham, Alabama 35211;

the LENDERS party hereto; and

FLEET RETAIL GROUP, INC., as Agent for the Lenders, a Delaware corporation, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

CITICORP NORTH AMERICA, INC., as Syndication Agent; and

WACHOVIA BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Borrower, the Agent, the Lenders, the Syndication Agent, and the Co-Documentation Agents have entered into an Amended and Restated Credit Agreement dated as of November 26, 2003 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Borrower and certain of its subsidiaries have granted a security interest in the Collateral to the Agent, for the benefit of the Lenders under the Credit Agreement pursuant to a Security Agreement dated as of November 20, 2001 (as amended and in effect, the “Security Agreement); and

WHEREAS, the Borrower, the Agent and the Majority Lenders have entered into a letter agreement dated April 13, 2005 pursuant to which the Agent and the Majority Lenders have, subject to the terms of that letter, waived any Event of Default which might arise or has arisen by virtue of the Borrower’s failure to deliver the annual financial statements for the Borrower’s Fiscal Year ending January 29, 2005; and

WHEREAS, the Borrower has advised the Agent, the Lenders, the Syndication Agent, and the Co-Documentation Agents that the Borrower intends to sell its businesses (the

“Businesses”) known as McRae’s and Proffitts and substantially all of the assets related thereto; and

WHEREAS, the Borrower has requested that the Agent release its Lien on the Collateral to be included in the sale of the Businesses; and

WHEREAS, the sale of the Businesses without the consent of the Majority Lenders would violate Section 7.8 of the Credit Agreement, resulting in an Event of Default under Section 9.1(c) of the Credit Agreement; and

WHEREAS, the Borrower, the Agent, the Lenders, the Syndication Agent and the Co-Documentation Agents have agreed to amend certain provisions of the Credit Agreement as set forth herein in order to, among other things, permit the sale of the Businesses; and

WHEREAS, the Borrower has notified the Agent, the Lenders, the Syndication Agent and the Co-Documentation Agents that the Borrower expects that it will fail to deliver within 50 days of the fiscal quarter ending on or about April 30, 2005 the unaudited consolidated balance sheet, income statements, cash flow statements and related financial information required by Section 5.2(b) of the Credit Agreement (the “First Quarter ‘05 Financials”), which would result in an Event of Default under the Credit Agreement; and

WHEREAS, the Borrower has requested that the Agent and the Majority Lenders waive, and the Agent and the Majority Lenders are willing to waive, on the terms and conditions set forth herein, any Event of Default which may arise by virtue of the Borrower’s failure to deliver such First Quarter ‘05 Financials.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Credit Agreement.

a.	The provisions of Annex A to the Credit Agreement are hereby amended as follows:

i.	By adding the following definition in proper alphabetical order:

“McRae’s and Proffitts Sale” means the sale and disposition of the business and related assets of McRae’s and Proffitts substantially on the terms set forth in the Asset Purchase Agreement between Saks Incorporated and Belk, Inc. dated as of April 28, 2005.

ii.	By deleting the definition of “Permitted Asset Sales” in its entirety and substituting the following in its stead:

“Permitted Asset Sales” means (a) the McRae’s and Proffitts Sale, and (b) other sales and dispositions of assets that are deemed appropriate by the Borrower on a Market Basis not exceeding $50,000,000 in any Fiscal Year or $250,000,000 in the aggregate after the Closing Date (excluding any sales or dispositions under clause (a) hereof), provided, however, that if sales or dispositions described in the preceding clause (b) in any Fiscal Year are less than $50,000,000, then, subject to the aggregate limitations on sales or dispositions above, the amount of Permitted Asset Sales in the immediately succeeding Fiscal Year may be increased by an amount equal to fifty percent (50%) of the difference between $50,000,000 and the actual amount of sales or dispositions in the preceding Fiscal Year , further provided that, exclusive of sales and dispositions described in clause (a) hereof, in no event will Permitted Asset Sales exceed $75,000,000 in any Fiscal Year.

iii.	By adding the following at the end of the definition of “Responsible Officer”:

, or such other Person as any officer described herein may designate in writing to the Agent.

b.	Section 7.4(a) of the Credit Agreement is hereby amended by adding the following clause at the end of such Section:

, provided that nothing in this Section 7.4(a) shall prohibit the disposition of the property pursuant to the McRae’s and Proffitts Sale.

3.	Waiver. Until September 1, 2005, the Agent and the Lenders constituting the Majority Lenders hereby waive any Event of Default which may arise by virtue of the Borrower’s failure to deliver the First Quarter ‘05 Financials, provided that, if not sooner delivered to the Lenders, the Borrower shall deliver the First Quarter ‘05 Financials promptly upon the filing of the Borrower’s SEC form 10-Q for the fiscal quarter ending April 30, 2005.

4.	Amendments to Security Agreement. The Security Agreement is hereby amended by deleting “Schedule I” attached thereto in its entirety and substituting “Schedule I” attached to this Amendment and Waiver as “Schedule I” in its stead.

5.

Release of Liens. Subject to the satisfaction of the conditions precedent set forth in Paragraph 5 of this Amendment and Waiver and pursuant to the provisions of Section 7.8(c) of the Credit Agreement, immediately upon the consummation of the McRae’s and Proffitts Sale, the Agent’s Liens on the assets which have been sold pursuant to the

McRae’s and Proffitts Sale shall be automatically and unconditionally released and discharged without any further action of the Agent or the Lenders. It is understood that certain of the assets to be sold pursuant to the McRae’s and Profitts Sale are owned by Saks Incorporated, Carson Pirie Holdings, Inc., McRae’s, Inc., McRae’s of Alabama, Inc., Parisian, Inc., Jackson Leasing, LLC and McRae’s Stores Partnership (collectively, the “Transferor Entities”). Furthermore, the Agent hereby agrees to execute and to deliver to the Borrower promptly upon the Borrower’s request, such agreements, documents and instruments as may be reasonably requested by the Borrower, and prepared at the Borrower’s sole expense, including, without limitation, UCC termination statements and UCC statements of amendment, to evidence the release of the Agent’s Liens on the assets of the Transferor Entities which have been sold pursuant to the McRae’s and Proffitts Sale.

6.	Conditions to Effectiveness. This Amendment and Waiver shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.	This Amendment and Waiver shall have been duly executed and delivered by the Borrower, the Agent and Lenders constituting the Majority Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Amendment and Waiver shall have been duly and effectively taken. The Agent shall have received from the Borrower true copies of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c.	The Borrower shall have reimbursed the Agent for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees which are reimbursable in accordance with Section 13.7 of the Credit Agreement.

d.	After giving effect to this Amendment and Waiver, no Default or Event of Default shall have occurred and be continuing.

e.	The Borrower shall have provided such additional instruments and documents, as the Agent and their counsel may have reasonably requested.

7.	Miscellaneous.

a.

Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. After giving effect to this Amendment and Waiver, the Borrower hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants contained in the

Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this Amendment and Waiver, and any future modifications, amendments, substitutions or renewals thereof.

b.	This Amendment and Waiver may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.	This Amendment and Waiver expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Amendment and Waiver or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment and Waiver. Nothing contained herein shall be deemed to constitute a waiver of any other Events of Default now existing or hereafter arising under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and their seals to be hereto affixed as the date first above written.

SAKS INCORPORATED

By	/S/ C. WES BURTON JR.
Print Name:	C. Wes Burton, Jr.
Title:	Senior Vice President and Treasurer

FLEET RETAIL GROUP, INC., as Agent and Lender

By	/S/ KATHLEEN DIMOCK
Print Name:	Kathleen Dimock
Title:	Managing Director

CITICORP NORTH AMERICA, INC.

By	/S/ JAMES R. WILLIAMS
Print Name:	James R. Williams
Title:	Director and Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By	/S/ CRIAG WINSTON
Print Name:	Craig Winston
Title:	Duly Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION

By	/S/ THANWANTIE SOMAR
Print Name:	Thanwantie Somar
Title:	Associate

JPMORGAN CHASE BANK, NA

By	/S/ DAVID A. LEHNER
Print Name:	David A. Lehner
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By	/S/ MANUEL BORGES
Print Name:	Manuel Borges
Title:	Vice President

WELLS FARGO FOOTHILL, LLC

By	/S/ JUAN BARRERA
Print Name:	Juan Barrera
Title:	Vice President

GMAC COMMERCIAL FINANCE LLC

By	/S/ DAVID GRABOSKY
Print Name:	David Grabosky
Title:	Vice President

LASALLE RETAIL FINANCE, A DIVISION OF LASALLE BUSINESS CREDIT, AS AGENT FOR STANDARD FEDERAL BANK NATIONAL ASSOCIATION

By	/S/ DANIEL O’ROURKE
Print Name:	Daniel O’Rourke
Title:	First Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By	/S/ JOSEPH L. KWASNY
Print Name:	Joseph L. Kwasny
Title:	Director

AMSOUTH BANK

By	/S/ FRANK D. MARSICANO
Print Name:	Frank D. Marsicano
Title:	Attorney-in-Fact

THE BANK OF NEW YORK

By	/S/ MICHAEL FLANNERY
Print Name:	Michael Flannery
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION

By	/S/ SCOTT K. GOLDSTEIN
Print Name:	Scott K. Goldstein
Title:	Vice President

SIEMENS FINANCIAL SERVICES, INC.

By	/S/ FRANK AMODIO
Print Name:	Frank Amodio
Title:	Vice President-Credit

UBS AG, STAMFORD BRANCH

By	/S/ WIFRED V. SAINT
Print Name:	Wifred V. Saint
Title:	Director
Banking Products Services, U.S.

By	/S/ JOSELIN FERNANDES
Print Name:	Joselin Fernandes
Title:	Associate Director
Banking Products Services, U.S.

HSBC BUSINESS CREDIT (USA), INC.

By	/S/ MICHELLE TAWDEEN
Print Name:	Michelle Tawdeen
Title:	Vice President

UPS CAPITAL CORPORATION

By	/S/ JOHN P. HOLLOWAY
Print Name:	John P. Holloway
Title:	Director of Portfolio Management

FIRST COMMERCIAL BANK

By	/S/ JAMES W. BRUNSTAD
Print Name:	James W. Brunstad
Title:	Senior Vice President

WEBSTER BUSINESS CREDIT CORPORATION

By	/S/ CHRISTOPHER HILL
Print Name:	Christopher Hill
Title:	Vice President